Independent Auditors' Consent




To the Shareholders and Board of Trustees of the Smith Barney Equity Funds:

We consent to the incorporation by reference, in the respective Prospectus and Statement of Additional Information, of our report dated March 8, 2000, on the statements of assets and liabilities for the Smith Barney Large Cap Blend Fund and Concert Social Awareness Fund of Smith Barney Equity Funds (the "Funds") as of January 31, 2000, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Reports of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings
"Financial Highlights" in the respective Prospectus and "Auditors" in the Statement of Additional Information.



KPMG LLP

New York, New York
May 23, 2000